UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2019

Commission file number: 001-13337

STONERIDGE, INC.

(Exact name of registrant as specified in its charter)

Ohio	34-1598949
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

39675 MacKenzie Drive, Suite 400, Novi, Michigan	48377
(Address of principal executive offices)	(Zip Code)

(248) 489-9300

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 1, 2019, Stoneridge, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “APA”) by and among the Company, the Company’s wholly owned subsidiary, Stoneridge Control Devices, Inc. (“SCD”), and Standard Motor Products, Inc. (“SMP”). On the same day pursuant to the APA, in exchange for $40 million (subject to a post-closing inventory adjustment) and the assumption of certain liabilities the Company and SCD sold to SMP product lines and assets related to certain non-core switches and connectors (the “Non-Core Switch and Connector Products”). Subject to certain limitations, the Company and SCD, on the one hand, and SMP, on the other hand, have agreed to indemnify the other for breaches of representations, warranties and covenants and other specified matters. The APA contains representations and warranties customary for transactions of this type. The Company and SCD have also agreed to various customary covenants and agreements, including a five year covenant to not to compete with SMP in North America in the Non-Core Switch and Connector Products as it was conducted April 1, 2019. On April 1, 2019, the Company and SMP also entered into certain ancillary agreements, including a transition services agreement, a contract manufacturing agreement and a supply agreement, pursuant to which the Company will provide and be compensated for certain manufacturing, transitional, administrative and support services to SMP on a short-term basis. The products related to the Non-Core Switch and Connector Products are currently manufactured in Juarez, Mexico and Canton, Massachusetts, and include ball switches, ignition switches, rotary switches, courtesy lamps, toggle switches, headlamp switches and other related components.

On April 1, 2019, the Company issued a press release announcing the signing and closing of the APA. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The foregoing summary is qualified in its entirety by reference to the APA, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

See Item 1.01, above.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The unaudited pro forma combined balance sheet as of December 31, 2018 and unaudited pro forma combined statement of operations for the year ended December 31, 2018 and the notes to such unaudited pro forma combined financial statements, all giving effect to the dispoal of the Non-Core Switch and Connector Products, are attached as Exhibit 99.2 to this Current Report on Form 8-K.

The unaudited pro forma combined balance sheet combines the historical consolidated balance sheet of Stoneridge and disposed assets of the Non-Core Switch and Connector Products. The unaudited pro forma combined statement of operations combines the historical consolidated statement of operations of Stoneridge and the historical Non-Core Switch and Connector Products.

(d)	Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated April 1, 2019.

99.1	Press release, dated April 1, 2019.

99.2	Unaudited Pro Forma Combined Financial Statements as of and for the year ended December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: April 5, 2019	/s/ Robert R. Krakowiak
Robert R. Krakowiak, Executive Vice President Chief Financial Officer and Treasurer (Principal Financial Officer)